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10.17  Real Estate Purchase Agreement between Mid-America Investment Co. and the Company, dated May 9, 1996.


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                         REAL ESTATE PURCHASE AGREEMENT

MID-AMERICA INVESTMENT CO., an Iowa corporation, with its corporate headquarters located at Regency West 4, 4700 Westown Parkway, Suite 303, West Des Moines, Iowa 50266-6728, Seller

MICROWARE SYSTEMS CORPORATION, an Iowa corporation, with its corporate headquarters located at 1900 NW 114th Street, Des Moines, Iowa 50325-7077, Buyer

1. REAL ESTATE DESCRIPTION. The Buyer agrees to buy and the Seller agrees to sell, in accordance with the provisions of this Agreement, real estate in Polk County, Iowa, described as follows:

          3.801 acres as legally described on Exhibit A hereto attached and by this reference made a part hereof.

with any easements and appurtenant servient estates, but subject to the following: (a) any zoning and other ordinances; (b) any covenants of record; (c) any easements of record for public utilities, roads and highways (the "Real Estate").

2. PRICE. The purchase price shall be $496,714.68, which is $3.00 per square foot for 165,571.56 square feet in said parcel, payable as follows:

          $496,714.68 in cash at closing.

3. REAL ESTATE TAXES. Seller shall pay 1995/1996 taxes payable in 1996/1997 prorated to date of closing and any unpaid real estate taxes payable in prior years. Buyer shall pay all subsequent real estate taxes. Proration of real estate taxes on the Real Estate on the closing statement shall be based upon such taxes for the year currently payable. Buyer may require a post closing adjustment so that such proration is based upon taxes actually payable.

4. SPECIAL ASSESSMENTS. Seller shall pay all special assessments which are a lien on the Real Estate as of the date of this Agreement and for all special assessment projects now completed or in progress, including sewer trunk lines, water lines and University Avenue widening including paving, whether or not a lien at the time of closing. All other special assessments shall be paid by Buyer.

5. RISK OF LOSS AND INSURANCE. Seller shall maintain existing fire, windstorm and extended coverage insurance on any existing structures located on the Real Estate until possession is given to Buyer and shall promptly secure endorsements to the appropriate insurance policies naming Buyer as additional insured as its interests may appear. Risk of loss to any such structures from such insured hazards shall be on Buyer after Sellers have performed under this paragraph and notified Buyer of such performance. All other risks of loss (such as uninsured losses and losses to trees) remain upon Seller until closing.

6. CARE AND MAINTENANCE. The Real Estate shall be preserved in its present condition and delivered intact at the time possession is delivered to Buyer, provided, however, if there is loss or destruction of all or any part of the Real Estate from causes covered by the insurance maintained by Seller, Buyer agrees to accept such damaged or destroyed Real Estate together with such insurance proceeds in lieu of the Real Estate in its present condition and Seller shall not be required to repair or replace same.


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7.   POSSESSION AND CLOSING.  If Buyer timely performs all obligations, and all conditions are satisfied, closing occur and possession of the Real Estate shall be delivered to Buyer on or before May 9, 1996 or earlier at Buyer's option. In no event shall Seller be required to delay closing beyond May 9, 1996.

8. FIXTURES. All property that integrally belongs to or is part of the Real Estate, whether attached or detached, such as light fixtures, shades, rods, blinds, awnings, windows, storm doors, screens, plumbing fixtures, water heaters, water softeners, automatic heating equipment, air conditioning equipment, wall to wall carpeting, built-in items and electrical service cable, outside television towers and antenna, fencing, gates and landscaping shall be considered a part of Real Estate and included in the sale.

9. USE OF PURCHASE PRICE. At time of settlement, funds of the purchase price may be used to pay taxes and other liens and to acquire outstanding interests, if any, of others.

10. ABSTRACT AND TITLE. Seller, at their expense, shall promptly obtain an abstract of title to the Real Estate continued through the date of acceptance of this offer, and deliver it to Buyer for examination. It shall show merchantable title in Seller in conformity with this agreement, Iowa law and Title Standards of the Iowa State Bar Association. The abstract shall become the property of the Buyer when the purchase price is paid in full. Seller shall pay the costs of any additional abstracting and title work due to any act or omission of Seller, including transfers by or the death of Seller or their assignees.

11. DEED. Upon payment of the purchase price, Seller shall convey the Real Estate to Buyer or their assignees, by warranty deed, free and clear of all liens, restrictions, and encumbrances except as provided in this Agreement. Any general warranties of title shall extend only to the time of acceptance of this offer, with special warranties as to acts of Seller continuing up to time of delivery of the deed.

12.  TIME IS OF THE ESSENCE.  Time is of the essence in this contract.

13.  REMEDIES OF THE PARTIES.

(a) If Buyer fail to timely perform this contract, Seller may forfeit it as provided in the Iowa Code, and all payments made shall be forfeited or, at Seller option, upon thirty days written notice of intention to accelerate the payment of the entire balance because of such failure (during which thirty days such failure is not corrected) Seller may declare the entire balance immediately due and payable. Thereafter this contract may be foreclosed in equity and the Court may appoint a receiver.

(b) If Seller fail to timely perform this contract, Buyer have the right to have all payments made returned to them.

(c) Buyer and Seller also are entitled to utilize any and all other remedies or actions at law or in equity available to them and shall be entitled to obtain judgment for costs and attorney fees as permitted by law.

14. CONTRACT BINDING ON SUCCESSORS IN INTEREST. This contract shall apply to and bind the successors in interest of the parties. Buyer may not assign the contract without consent of Seller, which consent shall not be unreasonably withheld.


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15.  CONSTRUCTION.  Words and phrases shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, according to the context.

16. GROUNDWATER HAZARD STATEMENT. Attached to this Agreement is the form of Groundwater Hazard Statement which Seller shall execute and deliver to Buyer at closing.

17. ENVIRONMENTAL MATTERS. Buyer has received from Seller all of Seller's information as to the environmental condition of the property and accepts the Real Estate in "as is" condition with all faults, known and unknown, and accepts all risks of underground tanks, toxic waste, groundwater contamination, asbestos, and all other matters with respect to the physical condition of the Real Estate. From and after the date of closing, Buyer shall indemnify, defend and hold Sellers harmless from and against any claims by any governmental agency or private person or entity pertaining to the physical condition of the Real Estate, including but not limited to all claims for testing, monitoring, remediation, damages to person or property, fines, penalties, and including all reasonable expenses incurred by Sellers with respect to any such claim.

Dated this    9th    day of May, 1996.
          ----------

MICROWARE SYSTEMS CORPORATION                MID-AMERICA INVESTMENT CO.
BY /s/ George J. Barry                       BY /s/ Michael Kuperman
  ---------------------------------            ---------------------------------
George J. Barry CFO, VP                      Michael Kuperman, President

STATE OF IOWA  )
               )    SS.
COUNTY OF POLK )

On this __________ day of May, 1996, before me, a Notary Public in and for said county, personally appeared Kenneth B. Kaplan, to me personally known, who being by me duly sworn did say that that person is President of said corporation, that (the seal affixed to said instrument is the seal of said or no seal has been procured by the said) corporation and that said instrument was signed and sealed on behalf of the said corporation by authority of its board of directors and the said Kenneth B. Kaplan acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                                             -----------------------------------
                                             Notary Public in the State of Iowa.
STATE OF IOWA  )
               )    SS.
COUNTY OF POLK )

On this __________ day of May, 1996, before me, a Notary Public in and for said county, personally appeared Michael Kuperman, to me personally known, who being by me duly sworn did say that that person is President of said corporation, that no seal has been procured by the said corporation and that said instrument was signed on behalf of the said


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corporation by authority of its board of directors and the said Michael Kuperman acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                                             -----------------------------------
                                             Notary Public in the State of Iowa.


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